KBS SOR (BVI) Holdings LTD

Presentation of separate financial data annexed
to the consolidated financial statements related to the Company

As of March 31, 2017 (UNAUDITED)

U.S. DOLLARS IN THOUSANDS

- - - - - - - - - - -

Special Report in accordance with Regulation 38d

Financial Information and Financial Data from the

Consolidated Financial Statements Attributable to the Company

Below is separate financial information and financial data attributable to the Company from the Company's consolidated financial statements as of March 31, 2017, published as part of the periodic reports ("consolidated financial statements"), presented in accordance with Regulation 38d to the Israeli Securities Regulations (Periodic and Immediate Reports), 1970.

KBS SOR (BVI) HOLDINGS, LTD.

STATEMENTS OF FINANCIAL POSITION

USD in thousands

	March 31,		December 31,
	2017	2016	2016
	Unaudited		Audited
ASSETS
Non-current assets
Investments in investees	$1,107,801	$818,365	$1,103,741
Restricted cash	6,008	5,583	5,649
Escrow deposit for acquisition of real estate	-	-	2,000
	1,113,809	823,948	1,111,390

Current assets
Cash and cash equivalents	389	244,610	2,413
Derivative financial instruments	7,227	-	12

	7,616	244,610	2,425

Total assets	$1,121,425	$1,068,558	$1,113,815

EQUITY	$860,413	$813,195	$862,712

Non-current liabilities
Debentures, net	259,878	248,599	243,455

Current liabilities
Accounts payable and accrued liabilities	1,134	1,096	3,738
Derivative financial instruments	-	-	3,910
Due to Parent Company	-	5,668	-

	1,134	6,764	7,648

Total liabilities	261,012	255,363	251,103

Total equity and liabilities	$1,121,425	$1,068,558	$1,113,815

May 10, 2017	/s/ Jeffrey Waldvogel	/s/ Peter McMillan III	/s/ Keith Hall
Date of approval of the financial statements	Waldvogel, Jeffrey Chief Financial Officer	McMillan, Peter III Chairman of Board of Directors	Hall, Keith David Chief Executive Officer

The accompanying notes are an integral part of this financial position.

KBS SOR (BVI) HOLDINGS LTD

STATEMENTS OF OPERATIONS

USD in thousands

	Three months ended		Year ended
	March 31,		December 31,
	2017	2016	2016
	Unaudited		Audited

Share of profit from investees, net	$15,415	$67	$86,098
Asset management fees to affiliate	(2,748)	(713)	(8,253)
General and administrative expenses	(388)	(200)	(1,466)

Operating income (loss)	12,279	(846)	76,379

Finance expense	(3,207)	(817)	(10,311)
Foreign currency transaction adjustments, net	(4,671)	(303)	(2,997)

Net income (loss)	$4,401	$(1,966)	$63,071

The accompanying notes are an integral part of this financial position.

KBS SOR (BVI) HOLDINGS LTD

STATEMENTS OF COMPREHENSIVE INCOME

USD in thousands

	Three months ended		Year ended
	March 31,		December 31,
	2017	2016	2016
	Unaudited		Audited

Net income (loss)	$4,401	$(1,966)	$63,071

Total comprehensive income (loss)	$4,401	$(1,966)	$63,071

The accompanying notes are an integral part of this financial position.

KBS SOR (BVI) HOLDINGS LTD

STATEMENTS OF CASH FLOW

USD in thousands

		Three months ended March 31,	For the year ended December 31,
	2017	2016	2016
		Unaudited	Audited

Cash flows from operating activities
Net income (loss) for the period	$4,401	$(1,966)	$63,071

Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Share of profit from investees	(15,415)	(67)	(86,098)
Finance expense	3,207	817	10,311
Distribution from investees, net	17,923	7,313	48,854
Foreign currency transaction adjustments, net	4,671	303	2,997
Changes in operating assets and liabilities:
Accounts payable and accrued liabilities	25	179	86
Due to Parent Company	-	21	-

Net cash provided by operating activities	14,812	6,600	39,221

Cash flows used in investing activities
Investments in investees	(36,644)	(3,850)	(333,994)
Escrow deposits for investments in investees	-	-	(2,000)
Distribution from investees, net	32,088	-	118,838
Purchase of interest rate cap	-	-	(15)

Net cash used in investing activities	(4,556)	(3,850)	(217,171)

Cash flows from financing activities
Proceeds from issue of debentures	-	249,211	249,211
Payments of deferred financing costs	-	(7,829)	(8,680)
Restricted cash for debt service obligations	-	(5,386)	(5,595)
Interest paid	(5,583)	-	(5,232)
Repayments to Parent Company	-	-	(5,512)
Borrowings from Parent Company	-	3,850	4,375
Dividend to Owner	(6,700)	(6,600)	(51,700)

Net cash provided by (used in) financing activities	(12,283)	233,246	176,867

Effect of exchange rate changes on cash and cash equivalents	3	8,614	3,496

(Decrease) increase in cash	(2,024)	244,610	2,413
Cash, beginning of the period	2,413	-	-

Cash, end of the period	$389	$244,610	$2,413

Non-cash activities
Investment in investees	$—	$809,682	$809,682
Increase in deferred financing fees due to Parent Company and payable	$—	$855	$—
Application of escrow deposits to investment in investees	$2,000	$—	$—

The accompanying notes are an integral part of this financial position.

KBS SOR (BVI) Holdings LTD
NOTES TO FINANCIAL STATEMENTS

USD in thousands

NOTE 1:-     BASIS OF PREPERATION

Separate financial information is prepared in a condensed format as of March 31, 2017 and for the three months then ended, in accordance with Regulation 38D of the Securities Regulations (Periodic and Immediate Reports), 1970.

Please refer to the separate financial information in this regard to the financial information on the annual financial statements of the Company as of December 31, 2016 and for the year then ended, and the information accompanying notes (hereinafter - the annual consolidated financial statements).

NOTE 2:-     SIGNIFICANT EVENTS DURING THE REPORTING PERIOD

Dividend approval:

In March 2017, the Company declared and paid a distribution of dividend in the amount of $ 6.7 million to the Owner.